UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 16, 2010

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600
EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700

(Company’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 16, 2010, LECG Corporation (the “Company”), Smart Business Holdings, Inc. (“SMART”) and Great Hill Equity Partners III, LP, as the principal stockholder of SMART, entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated August 17, 2009, as amended (the “Merger Agreement”) by and among those parties and certain wholly-owned subsidiaries of the Company.  The Amendment extends the Termination Date under the Merger Agreement from February 15, 2010 to March 31, 2010.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

The parties agreed to extend the Termination Date from February 15, 2010 to March 31, 2010 to give the Company and SMART additional time to negotiate a credit facility for the combined companies in connection with the closing of the merger.  The Company and SMART are currently negotiating the terms of such a credit facility with their lenders, and expect to conclude those negotiations and to close the merger during March.

Forward-Looking Statements.  Statements concerning the pending merger and future business, operating and financial condition of the Registrant, including expectations regarding the timing or completion of the merger, are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management’s current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may affect actual performance include the ongoing economic downturn and adverse economic conditions, the availability and terms of bank credit facilities, dependence on key personnel, the Registrant’s ability to integrate new experts and practice areas successfully, intense competition, and potential professional liability, the Registrant’s ability to integrate the operations of Smart, the failure to achieve the costs savings and other synergies expected to result for the transactions, the outcome of any legal proceedings instituted against the Registrant or others in connection with the transactions, the failure of the transactions to close for any reason, the amount of the costs, fees, expenses and charges relating to the transactions, business uncertainty and contractual restrictions prior to the closing of the transactions, the effect of war, terrorism or catastrophic events, stock price, foreign currency exchange and interest rate volatility. Various factors could cause the closing of the merger to be delayed from the current expectations, such as difficulties in arranging the necessary credit facility, or conditions in the credit markets.  Further information on these and other potential risk factors that could affect the Registrant’s financial results is included in the Registrant’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. The Registrant undertakes no obligation to update any of its forward-looking statements.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.2

Amendment No. 2, dated as of February 16, 2010, to Agreement and Plan of Merger dated as of August 17, 2009, by and among LECG Corporation, Red Sox Acquisition Corporation, Red Sox Acquisition LLC, Smart Business Holdings, Inc. and Great Hill Equity Partners III, LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ Steven R. Fife
Steven R. Fife
Chief Financial Officer

Date: February 16, 2010

EXHIBIT INDEX

No.	Description

2.2

Amendment No. 2, dated as of February 16, 2010, to Agreement and Plan of Merger dated as of August 17, 2009, by and among LECG Corporation, Red Sox Acquisition Corporation, Red Sox Acquisition LLC, Smart Business Holdings, Inc. and Great Hill Equity Partners III, LP.